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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                              INFORMATION STATEMENT
                        PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        CHINA ELITE INFORMATION CO., LTD.
             (Exact name of registrant as specified in its charter)

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                             BRITISH VIRGIN ISLANDS
                 (State or other jurisdiction of incorporation)

        0-25591                                          11-3462369
(Commission File Number)                    (I.R.S. employer identification No.)

                            c/o DeHeng Chen Chan, LLC
                            225 Broadway, Suite 1910
                               New York, NY 10007
                               Tel: (212) 608-6500

                  (Address and Telephone Number of Registrant)

                               Xiaomin Chen, Esq.
                              DeHeng Chen Chan, LLC
                            225 Broadway, Suite 1910
                               New York, NY 10007
                               Tel: (212) 608-6500

                  (Name, Address and Telephone Number of Person
    Authorized to Receive Notice and Communications on Behalf of Registrant)

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                          Common Stock, $0.01 par value
 (Title and Class of Securities registered pursuant to Section 12(g) of the Act)

                                 August 26, 2004

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

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            NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS
             REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

INTRODUCTION

      This notification ("Information Statement") is furnished by the Board of Directors (the "Board") of China Elite Information Co., Ltd. (the "Company", "Registrant") pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14c-101 promulgated thereunder, to inform the stockholders of the Company of the Company's transfer, pursuant to Section 390 of the Delaware General Corporation Law, of the jurisdiction under which it is incorporated from the State of Delaware to the British Virgin Islands (the "BVI") and the reincorporation of the Company as a British Virgin Islands International Business Company (hereinafter, the "BVI Company") under the name of "China Elite Information Co., Ltd." This Information Statement is being mailed on or about August 26, 2004 (the "Notice Date") to all holders of record of securities of the Company who would be entitled to vote at a meeting of the stockholders of the Company as of such date.

      This Information Statement is furnished also for the purpose of complying with the requirements of Rule 414 promulgated by the Securities and Exchange Commission ("SEC") in order for the BVI Company to be considered a "Successor Issuer" of the Company and accordingly, be able to continue the offering of the Company's securities pursuant to the Company's currently effective registration statement on Form SB-2, as amended, that was filed with the SEC on February 11, 2004 (No. 333-100803). The written consent to the transactions described above were obtained by 100% of the Company's stockholders on July 21, 2004.

THE REINCORPORATION

      On July 21, 2004, the Company's Board of Directors resolved that it was in the Company's best interest to transfer, pursuant to Section 390 of the Delaware General Corporations Law and the applicable laws of the BVI, the jurisdiction under which the Company is incorporated from the State of Delaware to the BVI and to reincorporate as a British Virgin Islands International Business Company. In connection with this reincorporation, the Company changed its name from "Relocate 411.com, Inc." to "China Elite Information Co., Ltd."

      On July 30, 2004, the Company filed a Certificate of Continuation in the BVI which allowed the Company to continue existence in the BVI pending the filing and acceptance of a Certificate of Transfer in the State of Delaware. Pursuant to the filing of a Certificate of Transfer with the Delaware Secretary of State of the State of Delaware, the Company's existence as an entity formed under the laws of the State of Delaware ceased. Such Certificate of Transfer was accepted by the Delaware Secretary of State on August 12, 2004. The Company has adopted new corporate governance documents consisting of a Memorandum of Association, Articles of Incorporation and Articles of Continuation, all of which were filed as exhibits as part of the Company's Current Report on Form 8-K (item 5) with the Securities and Exchange Commission on August 17, 2004.

      The par value per share of the Company's common stock was increased from $0.0001 to $0.01 prior to the reincorporation since BVI law does not allow per share par values less than $0.01.

      The reincorporation was accomplished for tax planning purposes.

EFFECT OF REINCORPORATION ON THE STOCKHOLDERS

      The reincorporation is not expected to materially impair the rights of our stockholders. Each share of common stock of the pre-reincorporation was automatically converted into one fully paid and non-assessable $0.01 par value shares of the reincorporated Company. The Company plans to continue the public reporting obligations under the securities laws and the SEC rules and regulations as applied to domestic filers.

      Notwithstanding the foregoing, the rights of the stockholders of the Company may be affected by the reincorporation due to the change in the corporate law governing the Company. Although BVI law affords stockholders rights that are similar in nature to those afforded under the Delaware General Corporation Law ("Delaware Law"), there are some differences.

   o Under BVI law, agreements or transactions where director's conflict of interest may exist must be approved or ratified by the company's stockholders, whereas under Delaware law, such transactions may be approved by a majority of the disinterested members of the board of directors and in certain cases, where the transaction is under terms that are financially fair to the company, even by the board itself or by a committee thereof.

   o Under BVI law, stockholders' consent is required with respect to any sale, transfer, lease, exchange or other disposition (other than mortgage, charge, or other encumbrance) of more than 50% of the company's assets. Under Delaware Law, absent agreement to the contrary or as contained in the charter or by-laws, the threshold requiring stockholders consent is higher, and applies only upon a sale, lease or exchange of all or substantially all of the company's assets.

   o The quorum requirements differ under BVI and Delaware laws. Whereas under BVI law unless otherwise determined in the company's charter, the quorum for a meeting of the shareholders is one-half of the votes entitled to vote, under Delaware law, unless otherwise determined in the charter, the quorum is the shares entitled to vote and are present or represented by a proxy at the meeting.

   o under BVI law, 90% of the issued shares can order the company to redeem their shares, and in such case, the minority shareholders are forced to redeem their shares as well. No such provision exists under Delaware law, which leaves the issue of redemption rights solely to the discretion of the charter documents and unless the charter so provides, there are no such rights.

      Under both Delaware and BVI law, many rights and obligations governing to a company, its stockholders and its officers and directors can be determined in the charter or other organizational documents. Under both laws, in most instances, even where a statutory provision applies, statutory provisions are made subject to organizational documents. In adopting the Memorandum of Association and Articles of Association, the Company made efforts to adopt provisions that are similar to the provisions of the Company's prior charter and by-laws when the Company existed under the laws of the State of Delaware, so as to minimize the possible differences between the governing corporate laws.

      The discussion above is just an overview and is not intended in any manner to provide a comprehensive summary comparing the rights of stockholders under Delaware law and those under BVI law, nor does the Company intend to provide legal advice to the stockholders or to any specific stockholder. Any stockholder who has any question with regard to the effect of the reincorporation on his, her or its rights as a stockholder of the Company is advised to initially send communications directly to DeHeng Chen Chan, LLC 225 Broadway, New York, NY, 10007, Attention: Xiaomin Chen, Esq. or seek the advice of counsel qualified to practice in Delaware or the BVI, as the case may be.

VOTING SECURITIES

      At the close of business on the Notice Date, 11,200,000 shares of our Common Stock were outstanding. Each share of Common Stock outstanding as of the Notice Date is entitled to one vote in any matter brought for stockholders voting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information, as of the Notice Date, with respect to persons known to the Company to be the beneficial owners, directly and indirectly, of more than five percent (5%) of the Company's Common Stock and beneficial ownership of such Common Stock by directors and executive officers of the Company.

Name of beneficial owner                   Amount and nature of             Percent of class (1)(2)
                                          beneficial ownership(1)
Jandah Management Limited                       9,276,000                            82.82%

Glory Ways Holdings Limited                       846,000                             7.55%

Good Business Technology Limited                  854,000                             7.63%

Darrell Lerner (2)                                224,000                                2%

Li Kin Shing (3)                                9,276,000                            82.82%

All directors and executive                     1,150,000                            84.82%
officers as a group

(1) As required by regulations of the SEC, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days. Also required by such regulations, each percentage reported in the table for these individuals is calculated as though shares that can be purchased within 60 days have been purchased by the respective person or group and are outstanding.

(2) Mr. Lerner resigned from his position as director, President, Chief Executive Officer and Treasurer effective May 21, 2004.

(3) Mr. Shing was appointed as the president of the Company upon Mr. Lerner's resignation as President, Chief Executive Officer and Treasurer. He is also currently the sole director of the Company. Under SEC rules, Mr. Shing is considered to be the indirect beneficial owner of the shares held by Jandah Management Limited, since he is the sole shareholder of Jandah Management Limited and as such, possesses sole investment and voting power over the Company's shares held by it.

                                     *******

      THIS INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               RELOCATE 411.COM, INC.
                                               (Registrant)


                        Date: August 26, 2004  By: /s/  Li Kin Shing
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                                                   Li Kin Shing
                                                   President and sole Director